EXHIBIT 10.7


                      AMENDMENT TO THE AMENDED AND RESTATED
                      CARNIVAL PLC 2005 EMPLOYEE SHARE PLAN

The paragraph between Clause 12.1 (c) and Clause 12.1 (c)(i) of the Amended and Restated Carnival plc 2005 Employee Share Plan was stricken and replaced with the following:

      "the number or type of shares subject to an Award and the Option Price per Share shall be adjusted or the Awards may be subject to substitution in such manner as the Committee may determine is fair and reasonable, PROVIDED THAT:"